                                                                     Exhibit 5

                        ATTORNEYS AND COUNSELORS AT LAW
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                           3500 U. S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                         PORTLAND, OREGON  97204-3699
                           TELEPHONE (503) 224-5858
                           FACSIMILE (503) 224-0155



                                 May 19, 1995




Willamette Industries, Inc.
3800 First Interstate Tower
1300 S.W. Fifth Avenue
Portland, Oregon  97201

            Subject: Registration Statement on Form S-8 Willamette Industries 1995 Long-Term Incentive Compensation Plan

Gentlemen:

            Reference is made to the registration statement on Form S-8 ("Registration Statement") to be filed by Willamette Industries, Inc., an Oregon corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,500,000 shares of the Company's common stock, $0.50 par value ("Shares"), to be issued under the Willamette Industries 1995 Long-Term Incentive Compensation Plan ("Plan"), together with options therefor.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion that:

            1. The Plan has been duly adopted and approved by all necessary corporate action and the Shares have been duly authorized for issuance.

            2. When Shares are issued as restricted stock awards in accordance with the Plan while the Registration Statement is effective and in compliance with state securities laws, such Shares will be legally issued, fully paid and nonassessable.

            3. When options relating to the Shares are granted in accordance with the Plan while the Registration Statement is effective and in compliance with state securities laws, such options will be legally issued.

            4. When Shares are issued and sold by the Company upon exercise of such options while the Registration Statement is effective and in compliance with state securities laws and when payment of the option exercise price for such Shares is received by the Company, such Shares will be legally issued, fully paid and nonassessable.

            We consent to the use of this opinion in the Registration Statement and in any amendments thereof.

                              Very truly yours,



                              MILLER, NASH, WIENER, HAGER & CARLSEN